PRELIMINARY PROXY


                       NATIONAL TECHNICAL SYSTEMS, INC.
                           24007 Ventura Boulevard
                         Calabasas, California 91302

                        ------------------------------

                           NOTICE OF ANNUAL MEETING
                        ------------------------------


Dear Shareholder:

      Notice is hereby given that the annual meeting of shareholders of National Technical Systems, Inc., a California corporation, will be held at the Company's Santa Clarita facility, 20988 W. Golden Triangle Road Santa Clarita, California, 91350, on Friday, June 28, 2002 at 10:00 a.m. for the purpose of considering and acting upon the following:

1.    To elect four directors for terms expiring in 2005;

2.    To approve the 2002 Stock Option Plan;

3. To approve the issuance of 244,643 shares of Common Stock to certain officers of the Company in lieu of cash compensation.

4. To ratify Ernst & Young LLP as auditors for the year ending January 31, 2003; and

5. To transact such other business and to consider and take action upon any and all matters that may properly come before the meeting or any adjournment or adjournments thereof. Management has no information of any such other matters.

      Pursuant to the provisions of the Company's Bylaws, the Board of Directors has fixed the close of business on May 16, 2002 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof.

      Financial information concerning the Company is contained in the Annual Report for the fiscal year ended January 31, 2002, which accompanies this Notice of Annual Meeting.

      If you are unable to attend the meeting in person, please execute the enclosed Proxy and return it in the enclosed self-addressed, stamped envelope. If you later find that you can be present, you may, if you wish, vote in person, or you may revoke your proxy or file a new proxy bearing a later date with the Secretary at any time before the voting.

                                    By Order of the Board of Directors


                                    Andrea Korfin
                                    Secretary

                       NATIONAL TECHNICAL SYSTEMS, INC.
                           24007 Ventura Boulevard,
                         Calabasas, California 91302

                               PROXY STATEMENT

                                 SOLICITATION

      The accompanying Proxy is solicited by the Board of Directors for use at the annual meeting of shareholders to be held on Friday, June 28, 2002, or any adjournment thereof. A Proxy may be revoked by the person giving it at any time before it is exercised, either by giving another proxy bearing a later date or by notifying the Secretary of the Company in writing of such revocation. The giving of the Proxy will not affect your right to vote in person if you later should find it convenient to attend the meeting. The Proxy will be voted in accordance with the specifications made.

      The Company will bear the entire cost of preparing, assembling, printing, and mailing this Proxy Statement, the Proxy, and any additional material which may be furnished to shareholders by the Company. Copies of solicitation material may be furnished to brokerage houses, fiduciaries, and custodians to forward to their principals, and the Company may reimburse them for their expenses in so doing. The Company does not expect to pay any commission or remuneration to any person for solicitation of proxies.

      This Proxy Statement and the Proxy are being mailed to shareholders on or about May 28, 2002.

      Solicitation may be made by mail, personal interview, telephone, and telegraph by officers and regular employees of the Company.

      The close of business on May 16, 2002, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. The outstanding voting securities of the Company at May 16, 2002, consisted of 8,662,040 shares of no par value Common Stock. Shareholders representing a majority of outstanding Common Stock must be present in person or by proxy to constitute a quorum at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting.

      In voting for the election of Directors, shareholders do not have the right to cumulate their votes.

      A plurality of the votes cast in person or by proxy and entitled to vote at the Annual Meeting is required for the election of directors. The affirmative vote of a majority of votes cast at the Annual Meeting is required for ratification of Ernst & Young LLP as auditors for the year ending January 31, 2003 and the approval of such other matters as may properly come before the Annual Meeting.

      Abstention and broker non-votes have the same effect as votes against proposals presented to shareholders other than the election of directors. They have no effect on the election of directors. A broker non-vote occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table shows as of May 16, 2002, shares of the Company's Common Stock held by directors, officers and those persons known to the Company to be beneficial owners of five percent or more of the Company's Common Stock.


                                        Number of Shares
Name and Address of Beneficial Owner    Beneficially Owned  Percent of Class
------------------------------------    ------------------  ----------------

Aaron Cohen                                  1,300,793 (1)       15.0%
  24007 Ventura Boulevard
  Calabasas, California 91302


Jack Lin                                     1,119,454 (1)       12.8%
  24007 Ventura Boulevard
  Calabasas, California 91302

Marvin Hoffman                                 881,016 (1)       10.2%
  24007 Ventura Boulevard
  Calabasas, California 91302

Dimensional Fund Advisors Inc. (2)             529,868            6.1%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401

Luis A. and Jacqueline E. Hernandez (3)        430,425            5.0%
  3069 Misty Harbor
  Las Vegas, Nevada 89117

---------------------

(1) Includes shares covered by options that are exercisable within 60 days as follows: Cohen 34,317, Lin 69,931 and Hoffman 8,750.

(2) This information is based on a Schedule 13G filed with the Securities and Exchange Commission on or about January 30, 2002.

(3) This information is based on a Schedule 13D filed with the Securities and Exchange Commission on or about November 13, 1995.

      To the knowledge of management, no other person owns beneficially as much as 5% of the outstanding stock of the Company. The tabulation under "Nomination and Election of Directors" indicates the number of shares owned beneficially by each nominee as of the record date. The directors and executive officers of the Company, as a group (19 persons), owned beneficially as of the record. date a total of 4,519,702 shares, or 48.8% of the outstanding stock.

                      Proposal 1. ELECTION OF DIRECTORS

      The Board of Directors of the Company currently consists of thirteen members, who are divided into two classes of four directors and one class of five directors. Directors are elected for terms of three years. At the Annual Meeting, the term of office of the Class III directors will expire and four directors will be elected to serve for a term of three years and until their respective successors are elected.

      The Board intends to cause the nomination of the four persons named below for election as Class III directors. The directors will be elected by the holders of the Common Stock. The persons named as proxy holders in the accompanying form of proxy have advised the Company that they intend at the Annual Meeting to vote the shares covered by proxies held by them for the election of the nominees named below. If any or all of such nominees should for any reason become unable to serve or for good cause will not serve, the persons named in the accompanying form of proxy may vote for the election of such substitute nominees, and for such lawful term or terms, as the Board may propose. The accompanying form of proxy contains a discretionary grant of authority with respect to this matter. The Board of Directors has no reason to believe the nominees named, or any of them, will be unable to serve if elected.

      The Class III nominees, except Sheldon Fechtor and Norman Wolfe, were elected members of the Board of Directors by the shareholders at the 1999 annual meeting of shareholders. On February 5, 2001, General Aloysius Casey, Chairman of the Board, retired. The vacancy on the Board created by his retirement was filled by the appointment of Sheldon Fechtor. Mr. Wolfe was appointed to the Board on June 27, 2001, to fill a vacancy. Messrs. Fechtor and Wolfe, as Class III directors, will be standing for election at this annual meeting of shareholders. No arrangement or understanding exists between any of the nominees and any other person or persons pursuant to which any nominee was or is to be selected as a director or nominee.

      George Kabouchy, a Class II director, was appointed a director by the Board on June 27, 2001, to fill a vacancy. Mr. Kabouchy will stand for election at the June 2003 annual meeting of shareholders.

      The names of the nominees for Class III directors and the Class I and Class II directors who will continue in office after the Annual Meeting until the expiration of their respective terms, together with certain information regarding them, including the amount of Common Stock beneficially owned by them, are as follows:

                                                                      Common Stock
                                                                     of The Company
                                                        Year Term     Beneficially
                                              Director     Will       Owned as of      Percent
Name             Age    Position or Office      Since     Expire     May 14, 2002(1)   of Class
----             ---    ------------------      -----     ------     ---------------   --------
Nominees For Class III Directors

Sheldon Fechtor  68   Retired founder and Chief  2001      2005*            5,000            **
                      Executive Officer of
                      Fechtor, Detwiler & Co.


Jack Lin         69   Chairman of the Board and  1975      2005*        1,119,454         12.8%
                      Chief Executive Officer of
                      the Company

Robert Lin       44   Founder, President and     1988      2005*          112,130          1.3%
                      Chief Executive Officer of
                      MTI Marketing Techniques,
                      Inc.

Norman Wolfe     54   Vice President Operations  2001      2005*            1,100            **
                      of Select University
                      Technologies, Inc.

                                                                      Common Stock
                                                                     of The Company
                                                        Year Term     Beneficially
                                              Director     Will       Owned as of      Percent
Name             Age    Position or Office      Since     Expire     May 14, 2002(1)   of Class
----             ---    ------------------      -----     ------     ---------------   --------
Directors Continuing in Office:

Class I Directors

Marvin Hoffman   68     Vice Chairman of the     1999      2003           881,016         10.2%
                        Board and Senior Vice
                        President and Chief
                        Information Officer of the
                        Company

George Kabouchy  62     President GFK Co.                  2003             3,170            **

William McGinnis 43     President and Chief      1994      2003           136,523          1.6%
                        Operating Officer of the
                        Company

Richard Short    59     Senior Vice President    1988      2003           191,503          2.2%
                        of the Company

William Traw     64     Senior Vice President    1988      2003           110,009          1.3%
                        of the Company

Class II Directors:

Ralph Clements   69     President of Clements    1975      2004             7,227            **
                        and Associates

Aaron Cohen      65     Vice Chairman of the     1997 (2)  2004         1,300,793         15.0%
                        Board and Senior Vice
                        President, Corporate
                        Development

Arthur Edelstein 64     Senior Vice President    1980      2004           389,989          4.5%
                        of the Company

Donald Tringali  44     Management Consultant    1999      2004            28,120            **

*  If Elected at the annual meeting
** Less than 1%
------------------------

  (1) Includes shares covered by options exercisable within 60 days, as follows:
      Clements, 6,718; Edelstein, 89,925; Cohen, 34,317; Short, 77,750; Traw,
      67,750; McGinnis, 66,737; J. Lin, 69,931; R. Lin, 8,125; Hoffman, 8,750;
      Fechtor, 3,125 and Tringali, 10,000.

  (2) Mr. Cohen previously served as a director of the Company during the period 1975-1985.

      Mr. Clements has been President of Clements and Associates, a Sherman Oaks, California financial and economic consulting firm, for more than five years.

      Mr. Cohen is a founder, a Vice Chairman of the Board and Senior Vice President, Corporate Development of the Company. He has been associated with the Company since 1961.

      Mr. Edelstein is a Senior Vice President of the Company and has been associated with the Company continuously since 1962.

      Mr. Fechtor is the founder and was for over 36 years the chief executive officer of Fechtor, Detwiler & Co., a New England-based regional investment banking and brokerage firm. Mr. Fechtor retired in February 2000.

      Mr. Hoffman is a Vice Chairman of the Board and a Senior Vice President and the Chief Information Officer of the Company. He has been associated with the Company since 1998. Mr. Hoffman is the founder and President of XXCAL, Inc. and has been associated with XXCAL, Inc. since 1977. Mr. Hoffman currently serves on the board of directors of Rainbow Technologies, Inc., a manufacturer of computer network security products.

      Mr. Kabouchy is the founder and President of GFK & Associates, a consulting firm specializing in telecommunications and transportation projects, with which he has been associated since 1991. Prior to founding GFK & Associates, Mr. Kabouchy was a founder and chief operating officer of Quotron Systems, Inc., a company offering financial networks, databases, news services and trading systems.

      Mr. Jack Lin is a founder, Chairman of the Board and Chief Executive Officer of the Company and has been associated with the Company continuously since 1961.

      Mr. Robert Lin is the founder, and has been the President and Chief Executive Officer of MTI-Marketing Techniques, Inc. a privately-owned manufacturer and distributor of products for the advertising specialty and premium markets, for more than five years. Robert Lin is the son of Jack Lin.

      Mr. McGinnis is President and Chief Operating Officer of the Company. He has been associated with the Company since 1980.

      Mr. Short is a Senior Vice President of the Company and has been associated with the Company continuously since 1975.

      Mr. Traw is a Senior Vice President of the Company and has been associated with the Company continuously since 1963.

      Mr. Tringali has been an independent management consultant since February 2001. Prior to February 2001, he was an Executive Vice President of Telemundo Network Group, LLC for more than five years.

      Mr. Wolfe is Vice President Operations of Select University Technologies, Inc., a developer of new products and markets for technologies licensed from universities. He has been associated with that company for the past five years.

      The Board of Directors of the Company held seven meetings during fiscal year 2002.

      The Company's Board of Directors has an Audit Committee consisting of Messrs. Clements, Tringali and Fechtor. The function of the Audit Committee is to meet with the independent certified public accountants engaged by the Company to review (a) the scope and findings of the annual audit, (b) accounting policies and procedures and the Company's financial reports, and (c) the internal controls employed by the Company. The Audit Committee held five meetings during the year.

      The Compensation Committee of the Board of Directors administers the National Technical Systems Inc., stock option plan, including reviewing and granting stock options to officers and other employees under the plan. The Compensation Committee also considers and makes recommendations to the Board of Directors on salaries, bonuses, and other forms of compensation for the Company's executive officers. The Compensation Committee currently consists of Messrs. Clements, Tringali and Kabouchy, none of whom are employees of the Company. The Compensation Committee met twice during the year. For further information, see "Report of the Compensation Committee on Executive Compensation" on page ___.

      The Nominating Committee, which currently consists of Messrs. J. Lin, Cohen, Hoffman and Wolfe, selects nominees for election to the Board of Directors. The Nominating Committee met twice during the year.

      Employee-directors receive no additional compensation for serving on the Board. Each of the other directors received $11,406 in annual retainer fees. Directors are also reimbursed for expenses which they reasonably incur in the performance of their duties as directors of the Company. During the fiscal year ended January 31, 2002, the Company paid $54,665 to Mr. Clements and $12,000 to Mr. Tringali for consulting services.

      THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR ITS NOMINEES FOR CLASS III DIRECTORS.

                PROPOSAL 2 -- APPROVAL OF 2002 STOCK OPTION PLAN

The Company currently has one employee incentive stock option plan, the 1994 Stock Option Plan (the "1994 Plan"). Under the 1994 Plan, officers, key employees, non-employee directors and consultants may be granted options to purchase shares of the Company's authorized but unissued common stock.

      At May 24, 2002, options outstanding under the 1994 Plan and previous option plans were 1,792,036 shares at an average exercise price of $3.31 (range $1.45 to $7.00), of which 831,362 are exercisable. There are 61,272 shares available for future grant under the 1994 Plan which will be eliminated if the 2002 Stock Option Plan is approved by the shareholders and no further options will be granted under the 1994 Plan.

      On April 12, 2002, the Board of Directors adopted, subject to approval by the shareholders, the National Technical Systems, Inc. 2002 Stock Option Plan, hereinafter referred to as the "2002 Plan." The 2002 Plan provides for the issuance of incentive stock options (i.e., options under Section 422 of the Internal Revenue Code) and non-qualified stock options to selected directors, officers, key employees of and consultants to the Company. The Board of Directors believes the establishment of a new stock option plan to be a necessary adjunct to the existing compensation package designed to attract and retain directors, officers, key employees and consultants of ability and experience.

      Administration.

      The 2002 Plan is to be administered by the Board of Directors, or a committee of the Board ("Committee"). The Board or Committee shall, in its sole discretion, determine the directors, officers, key employees and consultants to whom options are to be granted, the type of stock options to be granted, the number of shares to be optioned, the time of exercise and other terms and provisions of each option. The Board is to be empowered to interpret the 2002 Plan, prescribe, amend, and rescind the rules and regulations relating to the Plan, amend the Plan, subject to certain limitations, and make all other determinations necessary or advisable for the administration of the 2002 Plan.

      Option Terms.

      The exercise price for shares to be covered by an incentive stock option granted under the 2002 Plan shall be no less than 100% of the fair market value of the shares (or 110% if the optionee at the time the option is granted owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company) on the date the option is granted, as determined by the Board or the Committee. The exercise price for shares to be covered by a non-qualified stock option shall be not less than 100% of the fair market value of the shares on the date the option is granted, as determined by the Board or the Committee. On May ___, 2002 the closing price of the common Stock of the Company, as reported on the Nasdaq National Market System, was $_____ per share.

      The price of any shares purchased upon exercise of an option is to be paid in full at the time of the purchase. Payment for any number of shares purchased upon exercise of options granted under the 2002 Plan may, subject to certain limitations, be made by delivery to the Company of shares of the Common Stock of the Company having a fair market value equal to the exercise price of the option shares. Options shall be exercisable at such times and for such periods as may be fixed by the Board or the Committee, provided that no options shall be exercisable after ten years from the date of grant. Expect as otherwise provided for in the optionee's option agreement, in the event of a change in control, the Company and the successor corporation, if any, may agree:

            (i) that subject to the limitation provided for below, all options that are outstanding shall become exercisable;

            (ii) to terminate the 2002 Plan and cancel all outstanding options without the payment of any consideration;

            (iii) that the successor corporation or its parent shall assume the 2002 Plan and all outstanding options;

            (iv) to terminate the 2002 Plan and cancel all outstanding options and replace such options with comparable options in the successor corporation or parent thereof;

            (v) to terminate the 2002 Plan and cancel all outstanding options and, subject to the limitation below, deliver to the optionee in lieu thereof the difference between the fair market value of a share on the date of the change in control and the exercise price of the optionee's option, multiplied by the number of shares to which the option relates; or

            (vi) to terminate the 2002 Plan and cancel all outstanding options and deliver to the optionee in lieu thereof the difference between the fair market value of a share on the date of the change in control and the exercise price of the optionee's option, multiplied by the number of vested shares that the optionee would have received had he or she exercised the option.

            Notwithstanding the foregoing, no acceleration of exercisability or payment shall occur to the extent that such acceleration or payment would, after taking into account any other payments in the nature of compensation to which the optionee would have a right to receive from the Company and any other person contingent upon the occurrence of such change in control, result in a "parachute payment" as defined in Section 280G(b)(2) of the Internal Revenue Code. In the event of the dissolution or liquidation of the Company, the Company may provide for an optionee to fully vest in his or her option.

      Stock Subject to Plan.

      The total number of shares of the Company's Common Stock, no par value, to be reserved for options under the 2002 Plan will be 1,000,000, which is equivalent to approximately 8.7% of the Company's currently outstanding shares. Of the total number of shares reserved for issuance under the 2002 Plan, 61,272 shares are equal to the number of shares in the aggregate eliminated from the 1994 Plan. Therefore, the 2002 Plan includes a 938,728 share increase in the number of shares reserved for issuance upon exercise of stock options over the number of shares previously available for grant in the aggregate under the 1994 Plan, which increase is equivalent to approximately 10.8% of the Company's currently outstanding shares. Provision is made for adjustment in the number of option shares and exercise prices in the event of recapitalization.

      Eligibility.

      Incentive stock options may be granted only to key employees of the Company. Non-qualified stock options may be granted to officers, key employees, directors of and consultants to the Company, including those who have been granted options under other stock options plans of the Company.

      Termination of Options.

      If the optionee's employment is terminated for any reason other than death or disability, the options may be exercised at any time within three months after the date of termination, but not beyond the option period such options are exercisable, on the date of termination. If an optionee dies or becomes disabled while in the employ of the Company, the optionee or his estate may exercise the options within 12 months from such date, but not beyond the option period. Options shall not be affected by authorized leaves of absence or by a change of employment so long as the optionee continues to be a director, officer, employee of or consultant to the Company. In no case may an option be exercised more than ten years after it is granted. Options granted under the 2002 Plan are not transferable except to the executor or administrator of the optionee's duly appointed and acting guardian or conservator, and shall be exercisable during the optionee's lifetime only by the optionee or by such guardian or conservator for the benefit of the optionee.

      Amendment and Termination of the Plan.

      The 2002 Plan may at any time, or from time to time, be terminated, suspended, modified or amended by the Board. No amendment, suspension or termination of the 2002 Plan shall, without the consent of the optionee, alter or impair any rights or obligations under any options granted under the 2002 Plan. In addition, no such modification or amendment shall, without shareholder approval, increase the number of shares authorized for issuance upon the exercise of options, provide for the grant of options with an exercise price per share less than the amount set forth above or postpone the date of the expiration of the 2002 Plan beyond the expiration date set forth below.

      Non-Qualified Stock Options.

      There will be no federal income tax consequences to an optionee upon the grant of a non-qualified stock option. Upon the exercise of a non-qualified option, the optionee will recognize taxable income in an amount equal to the fair market value of the shares on the date of exercise less the exercise price paid, and the Company will be allowed a corresponding tax deduction for compensation expense in an amount equal to the taxable income recognized by the optionee. Upon the subsequent sale of shares acquired upon the exercise of a non-qualified stock option, the optionee generally will recognize additional gain or loss in an amount equal to the difference between the proceeds received upon sale and the fair market value of such shares on the date of exercise.

      Incentive Stock Options.

      An optionee who exercises an incentive stock option, both at the time of the initial grant of the option and at the time of its exercise will, except as discussed below, recognize no income for federal income tax purposes. The difference between the fair market value of the shares on the date of exercise and the exercise price paid will be included in the employee's income for alternative minimum tax purposes. The Company will generally not be entitled to a tax deduction for compensation expense at the time of exercise of an incentive stock option, except upon a disqualifying disposition as described below. If an optionee holds shares acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the optionee upon exercise of the option, all gain or loss will be recognized at long-term capital gains rates at the time of the disposition of the shares. Generally, if the optionee disposes of the shares before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disqualifying disposition the optionee will realize ordinary income equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price or (ii) the optionee's actual gain, if any, resulting from the purchase and sale. To the extent the optionee recognizes income by reason of a disqualifying disposition, the Company will be entitled (subject to the satisfaction of any withholding obligation) to the corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

      The foregoing summary of the effects of current federal income taxation upon an optionee and the Company with respect to shares issued under the 2002 Plan does not purport to be complete, and reference is made to the applicable provisions of the Internal Revenue Code.

      Effective Date and Termination of Plan.

Unless sooner terminated, the 2002 Plan's authority to grant options shall expire on April 12, 2012 ("Expiration Date"), but the 2002 Plan shall remain in full force and effect beyond the Expiration Date for all options granted prior to the Expiration Date.

      No options have yet been authorized for issuance under the 2002 Plan.

      The following table shows outstanding options, their weighted exercise price, and options remaining available for issuance under the Company's existing compensation plans (excluding the 2002 Plan).

                      EQUITY COMPENSATION PLAN INFORMATION

------------------------------------------------------------------------------
                             a                 b                  c
------------------------------------------------------------------------------
 Plan Category (1)       Number of         Weighted     Number of Securities
                      Securities to be      Average      Remaining Available
                        Issued Upon     Exercise Price   for Future Issuance
                        Exercise of                         under Equity
                        Outstanding                      Compensation Plans
                     Options, Warrants                       (excluding
                         and Rights                     securities reflected
                                                           in column (a))
------------------------------------------------------------------------------
Plans Approved by         1,792,036          $3.31           61,272 (2)
Shareholders
------------------------------------------------------------------------------

(1) All equity compensation plans of the Company have been approved by the shareholders.

(2) The shares remaining available for future issuance are available under the Company's 1994 Plan. The 1994 Plan will be terminated and no further options will be granted under it if the 2002 Plan is approved by the shareholders.

      THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR ADOPTION OF THE 2002 STOCK OPTION PLAN.

                            EXECUTIVE COMPENSATION

      The following information is furnished with respect to the Chief Executive Officer and the four other most highly compensated executive officers of the Company (the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE
                                                             Long Term Compensation
                                                         --------------------------------------------
                            Annual Compensation                Awards         Baseline Payouts
                ---------------------------------------- ---------------------------------------------

Name and                                    Other Annual Restricted
Principal                                   Compensation   Stock     Options/  LTIP     All Other
Position         Year   Salary($) Bonus($)     ($)(1)(2) Award(S)($)  SARs(#)  Payouts Compensation
--------         ----   ------------------  ------------ ----------- -------   ------- -------------
Jack Lin         2002   282,528          0        62,472     0          0        0          0
Chairman of the  2001   345,479          0             0     0          0        0          0
Board and Chief  2000   322,512          0             0     0          0        0          0
Executive
Officer

William C.       2002   172,000          0        48,000     0          0        0          0
McGinnis         2001   184,992          0             0     0          0        0          0
President and    2000   122,508          0             0     0          0        0          0
Chief Operating
Officer and
Director

Aaron Cohen      2002   150,766          0        33,850     0          0        0          0
Vice Chairman    2001   196,720          0             0     0          0        0          0
of the Board and 2000   198,076          0             0     0          0        0          0
Senior Vice
President

Marvin Hoffman   2002   200,001          0        48,999     0          0        0          0
Vice Chairman    2001   249,228          0             0     0          0        0          0
of the Board and 2000        0           0             0     0          0        0          0
Senior Vice
President, Chief
Information
Officer

Richard Short    2002   158,455          0        57,696     0          0        0          0
Senior Vice      2001   177,870          0             0     0          0        0          0
President and    2000   134,674          0             0     0          0        0          0
Director
----------------------

(1) Does not include perquisites or personal benefits which are the lesser of $50,000 or 10% of total annual salary and Bonus reported for the named Executive Officer.

(2) Fair market value of shares of restricted National Technical Systems, Inc. common stock taken in lieu of Compensation as follows: Lin, 49,581; McGinnis, 38,095; Cohen, 26,865; Short, 45,791 and Hoffman, 38,888.

                REPORT OF THE COMPENSATION COMMITTEE

      During the fiscal year ended January 31, 2002, the Compensation Committee of the Board of Directors (the "Compensation Committee") was composed of Messrs. Tringali, Clements and Kabouchy who are independent, non-employee directors.
See the description of the Compensation Committee functions above.

      Compensation Policies--Policies governing the compensation of the Company's executives are established and monitored by the Compensation Committee. All decisions relating to the compensation of the Company's executives during 2002 were made by the Compensation Committee.

      In administering its compensation program, the Compensation Committee follows its belief that compensation should reflect the value created for shareholders while supporting the Company's strategic goals. In doing so, the compensation programs reflect the following themes:

1. The Company's compensation programs should be effective in attracting, motivating, and retaining key executives;

2. There should be a correlation of the compensation awarded to an executive, the performance of the Company as a whole, and the executive's individual performance;

3. The Company's compensation programs should provide the executives with a financial interest in the Company similar to the interests of the Company's shareholders; and

4. The Company's compensation program should strike an appropriate balance between short and long term performance objectives.

Elements of Compensation Programs

      At least annually, the Committee reviews the Company's executive officer compensation programs to ensure that pay levels and incentive opportunities are competitive and reflect the performance of the Company. The three basic components of the program, each of which is intended to serve the overall compensation philosophy, are as follows:

      Base Salary--Base salary levels are, in part, established through comparisons with companies of similar size engaged in the same or similar business as that of the Company. Actual salaries are based on individual performance of the executive officer within the salary range reflecting job evaluation and market comparisons. Base salary levels for executive officers are reviewed annually and established within a range deemed by the Committee to be reasonable and competitive. The Committee recommended increases and decreases in base salary for the executive officers in fiscal 2002.

      Annual Incentives--The Company's executive officers are eligible to participate in the annual incentive compensation program whose awards are based on the attainment of certain operating and individual goals. The objective of this program is to provide competitive levels of compensation in return for the attainment of certain financial objectives that the Committee believes are primary factors in the enhancement of shareholder value. In particular, the program seeks to focus the attention of executive officers towards earnings growth. Bonuses for executive officers of the Company under this program are intended to be consistent with targeted awards of companies of similar size and engaged in the same or similar business as that of the Company. Actual awards are subject to adjustment up or down, at the discretion of the Committee, based on the Company's overall performance. For fiscal 2002, the Compensation Committee did not award bonuses to executive officers.

      Long-term Incentives--As an important element in retaining and motivating the Company's senior management, the Committee believes that those persons who have substantial responsibility for the management and growth of the Company should be provided with an opportunity to increase their ownership of Company stock. Therefore, executive officers and other key employees are eligible to receive stock options from time to time, giving them the right to purchase shares of Common Stock of the Company at a specified price in the future. The number of stock options granted to executive officers is based on various factors, including the respective scope of accountability, strategic and operational goals and anticipated performance and contributions of the individual executive.

Chief Executive Officer's Compensation

      Mr. J. Lin's compensation is determined pursuant to the principles noted above. The Committee, in considering his compensation for fiscal 2002, reviewed his existing compensation arrangements, comparable compensation for chief executive officers of other companies and the performance of both Mr. J. Lin and the Company. The Committee made the following determinations regarding Mr. J. Lin's compensation:

      Based upon Mr. J. Lin's and the Company's fiscal 2002 performance, Mr. J. Lin's base salary was not increased and he was not awarded a performance bonus. He was also not granted stock options.

                                   COMPENSATION COMMITTEE

                                    Donald Tringali
                                    Ralph Clements
                                    George Kabouchy

Policy with Respect to Internal Revenue Code Section 162(m).

      In 1993, the Internal Revenue Code of 1986 (the "Code") was amended to add
Section 162(m). Section 162(m), and regulations thereunder adopted in 1995, place a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to certain of the Company's most highly compensated officers. Section 162(m) does not, however, disallow a deduction for qualified "performance-based compensation" the material terms of which are disclosed to and approved by shareholders. At the present time, the Company's executive officer compensation levels are substantially below the $1,000,000 pay limit and the Company believes that it will most likely not be affected by the regulation in the near future. Where appropriate in light of specific compensation objectives, the Board intends to take necessary actions in the future to minimize the loss of tax deductions related to compensation.

                  OPTION GRANTS IN FISCAL YEAR 2002

      The following table sets forth certain information at January 31, 2002 and for the fiscal year then ended with respect to stock options granted to the individuals named in the Summary Compensation Table above. No options were granted to Messrs. Cohen and Hoffman during fiscal 2002. No stock appreciation rights have been granted and no options have been granted at an option price below fair market value on the date of the grant.

                                                                      Potential Realizable Value
                                                                       At Assumed Annual Rates
                                                                          Stock Appreciation
                                 Individual Grants                     for the Option Term (1)
                  --------------------------------------------------- ----------------------------

                    Number of
                    Securities    % of total    Exercise                At 0%     At 5%    At 10%
                    Underlying   Options/SAR's  or Base                 Annual   Annual    Annual
                  Options/SAR's Granted to all  Price Per  Expiration   Growth   Growth    Growth
Name of Executive    Granted      Employees      Share        Date       Rate     Rate      Rate
----------------- ------------- --------------  ---------  ----------   ------   -------   -------
William McGinnis    10,000 (1)      2.94%        $2.04     06/25/2011     -      $12,892   $32,512

Richard Short        5,000 (1)      1.47%        $2.04     06/25/2011     -      $6,412    $16,256

(1) All options become exercisable at 25% per year starting one year following the date of grant.

         AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FY-END OPTION/SAR VALUE

      There were no stock option exercises during fiscal year 2002 by the named executive officers and no options granted to the named executive officers were in the money at fiscal year end.

                        EMPLOYMENT AGREEMENT

      The Company has entered into an employment agreement with Mr. Hoffman to act as Vice Chairman, Senior Vice President and Chief Information Officer for an indefinite term at a base annual salary of $216,000. Mr. Hoffman will be eligible for a bonus at the discretion of the Board of Directors, based on a recommendation of the Compensation Committee. Under the agreement, NTS also pays premiums on certain life insurance policies with the beneficiaries designated by Mr. Hoffman.

      In the event Mr. Hoffman's employment as an "at will" employee is terminated, other than "for cause," as defined in the agreement, prior to July 31, 2002, he will receive a severance benefit equal to 24 months of base salary. If the termination of his employment occurs after July 31, 2002, the severance benefit will be equal to 12 months of base salary.

      Pursuant to the agreement, the Company has an option to purchase all, but not less than all, of the shares of the Company's Common Stock owned by Mr. Hoffman, at the greater of (a) $4.50 per share, or (b) 10% less than the average per share closing price of the Company's Common Stock for the five trading days preceding the Company's election to exercise its option.

                    STOCK PRICE PERFORMANCE GRAPH

      The following graph shows a five-year comparison of cumulative total returns on investment for the Company, the Russell 2000 Index and the S&P Technology Sector (formerly S&P High Tech Composite) Index.

      The stock price performance shown on the graph below is not necessarily indicative of future price performance.


NATIONAL TECHNICAL SYS INC

                                           Cumulative Total Return
                            ----------------------------------------------------
                                1/97     1/98     1/99     1/00     1/01    1/02

NATIONAL TECHNICAL SYSTEMS    100.00   287.05   202.41   176.95   148.47   59.39

RUSSELL 2000                  100.00   118.07   118.47   139.49   144.64  139.43

S & P INFORMATION TECHNOLOGY  100.00   122.90   236.83   333.21   251.53  160.30

                  COMPLIANCE WITH SECTION 16(a) OF
                 THE SECURITIES EXCHANGE ACT OF 1934

      The Company's officers, directors and consultants are required to file initial reports of ownership and reports of change in ownership with the Securities and Exchange Commission. Officers and directors are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on information provided to the Company by individual officers, directors and consultants, the Company believes that during fiscal 2002 all filing requirements applicable to officers and directors have been complied with.

                    REPORT OF THE AUDIT COMMITTEE

      The Audit Committee of the Board of Directors is composed of three directors who are independent directors as defined under the rules of the National Association of Securities Dealers, Inc. The Audit Committee operates under a written charter adopted by the Board of Directors in 2000, a copy of which is included as Appendix A to this Proxy Statement.

      The Audit Committee recommends to the Board of Directors the appointment of the independent auditors, reviews the scope of audits, reviews significant changes to the Company's accounting principles and practices, reviews significant issues encountered in the course of audit work related to the adequacy of internal controls and reviews the scope and results of procedures for internal auditing.

      The Audit Committee reviewed and discussed the audited financial statements with management of the Company and representatives of Ernst & Young LLP. The discussions with Ernst & Young LLP included the matters required to be discussed by Statement on Auditing Standards No. 61. In addition, the Audit Committee received the written disclosures and the letter regarding independence from Ernst & Young LLP as required by Independence Standards Board Standard No. 1 and discussed with Ernst & Young LLP their independence, including considering the compatibility of non-audit services with the auditors independence.

      Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended January 31, 2002 for filing with the Securities and Exchange Commission.

      The Audit Committee also recommended to the Board, and the Board has appointed, Ernst & Young LLP to audit the corporation's financial statements for fiscal 2003, subject to shareholder notification of that appointment.

                                    AUDIT COMMITTEE

                                    Ralph Clements
                                    Sheldon Fechtor
                                    Donald Tringali

             Audit and Consulting Fees Paid to Auditors

      Ernst & Young LLP acts as the independent auditor for the Company and provides certain other services. The following table sets forth the fees charged by Ernst & Young LLP for fiscal 2001.

Fees Billed

      Audit Fees (including quarterly reviews)                    $175,500

      Financial Information Systems Design and Implementation Fee       --

      All Other Fees                                               $24,093

      Representatives of Ernst & Young LLP are expected to be present at the meeting and will be given the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions from shareholders at the meeting.

     Proposal 3. APPROVAL OF THE ISSUANCE OF 244,643 SHARES OF COMMON STOCK
                    IN LIEU OF CASH COMPENSATION TO OFFICERS

      Commencing in April 2001 and periodically thereafter through January 9, 2002, as a partial response to decreased financial results experienced by the Company and as a temporary cost-cutting measure, certain officers of the Company, some of whom are also directors of the Company, agreed to reductions in their salaries in the aggregate amount of $308,023, which they would otherwise have been entitled to receive during fiscal year 2002. In return for their salary reductions, the officers agreed to accept an aggregate of 244,643 shares of the Company's Common Stock on the basis of one share of Common Stock for each $1.26 in salary reduction (the "Stock Payment"). The value of the shares issued to the officers was based on the average closing price of the Common Stock on the Nasdaq National Market, weighted for trading volume, for the 15 days preceding the Board of Directors' authorization of the issuance of the shares on January 9, 2002.

      Under Nasdaq Marketplace Rule 4350(i)(1)(A), an arrangement whereby officers or directors acquire stock of the Company in excess of 25,000 shares, other than through a broadly based plan, must be approved by the shareholders. Accordingly, the Company is presenting the Stock Payment to the shareholders for their approval. If the shareholders fail to approve the Stock Payment, then the Company will rescind the Stock Payment and pay to the officers their salary in cash. The minimum vote required for shareholder approval is a majority of the total votes cast on this Proposal 3, whether in person or by proxy.

      The amount of unpaid cash compensation, and the number of shares received in lieu thereof, for each of the Named Executive Officers of the Company (each of whom is also a director) is listed above in the table "Summary Compensation," in the column headed "Other Compensation" and in footnote (2) to the table. In addition, William Traw, who is a director of the Company as well as its Senior Vice President, received 3,372 shares of Common Stock in lieu of $4,249 in cash compensation.

      As the issuance of stock in the Stock Payment was not registered under the Securities Act of 1933 (the "Act"), the shares received by officers in the Stock Payment will be "restricted securities" within the meaning of Rule 144 under the Act and be subject to restrictions on resale.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE ISSUANCE OF 244,643 SHARES OF COMMON STOCK IN LIEU OF CASH COMPENSATION TO OFFICERS.

                Proposal 4. RATIFICATION OF AUDITORS

      Based on the recommendation of the Audit Committee, the Board of Directors has selected Ernst & Young LLP as auditors for the Company for the year ending January 31, 2003. That firm became auditors for the Company during the fiscal year ended January 31, 1990.

      THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS

OTHER MATTERS

      Management is not aware of any other matters to be presented for action at the meeting or any adjournment thereof. However, if any matters come before the meeting, it is intended that shares represented by Proxy will be voted in accordance with the judgment of the persons voting them.

      SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

      Any proposals of shareholders intended to be presented at the next annual meeting (to be held in June 2003) must be received by the Company at its principal executive office located at 24007 Ventura Boulevard, Calabasas, California 91302, not later than January 24, 2003.

                                   APPENDIX A

                        National Technical Systems, Inc.

                             Audit Committee Charter

Organization

      This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the committee and at least one member shall have accounting or related financial management expertise.

Statement of Policy

      The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel or other experts for this purpose.

Responsibilities and Processes

      The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

      The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

      The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors, subject to shareholders' approval.

    o The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the internal auditors and the independent auditors, with and without management present to discuss the results of their examinations.

    o The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

    o The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

P R O X Y



                      NATIONAL TECHNICAL SYSTEMS, INC.
         BOARD OF DIRECTORS PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                       Friday, June 28, 2002 at 10:00 a.m






      The undersigned hereby appoints Jack Lin and William McGinnis, and each of them, attorneys and agents with power of substitution, to vote, as designated below, all stock of the undersigned at the above meeting and at any adjournment or adjournments thereof.


(1)   Election of Directors

            FOR all nominees listed below     WITHHOLD AUTHORITY
            (except as marked to the          to vote for all nominees
            contrary below)         [  ]      listed below      [  ]

         Sheldon Fechtor, Jack Lin, Robert Lin, Norman Wolfe

      (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
             WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)
          -------------------------------------------------------------

(2)   To approve the 2002 Stock Option Plan

                  FOR [  ]          AGAINST [  ]      ABSTAIN [  ]

(3) To approve the issuance of 244,643 shares of Common Stock to certain officers of the Company in lieu of cash compensation.

                  FOR [  ]          AGAINST [  ]      ABSTAIN [  ]

(4) To ratify the selection of Ernst & Young LLP as auditors for the fiscal year ending January 31, 2003.

                  FOR [  ]          AGAINST [  ]      ABSTAIN [  ]


(5) In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or adjournments thereof.








                                   (OVER)

IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES FOR DIRECTOR AND FOR RATIFICATION OF THE SELECTION OF ERNST& YOUNG AS AUDITORS.

                                        Dated _______________________, 2002


                                        -----------------------------------
                                        Signature of Shareholder

                                        -----------------------------------
                                        Signature of Shareholder

                                        Please sign exactly as your name appears
                                        hereon. Please date, sign and return the
                                        Proxy promptly in the enclosed envelope.
                                        When  signing  as  attorney,   executor,
                                        administrator,   trustee  or   guardian,
                                        please give full title. If the signature is for a corporation, please sign full corporate name by authorized officer. If the shares are registered in more than one name, all holders must sign


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, AND MAY BE REVOKED BY THE SHAREHOLDER DELIVERING IT PRIOR TO ITS EXERCISE BY FILING WITH THE CORPORATE SECRETARY OF THE COMPANY AN INSTRUMENT REVOKING THIS PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE OR BY APPEARING AND VOTING IN PERSON AT THE MEETING.